EXHIBIT 4.4



                                 U.S. BANCORP

                               formerly known as
                            FIRST BANK SYSTEM, INC.

                                CITIBANK, N.A.

                                  as Trustee,

                           SALOMON SMITH BARNEY INC.

                                 as Bid Agent

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION

                  as Authenticating Agent, Conversion Agent,
                      Paying Agent and Security Registrar


       ---------------------------------------------------------------

                            SUPPLEMENTAL INDENTURE

                          Dated as of August 6, 2001

                                    to the

                                   INDENTURE

                          Dated as of October 1, 1991
       ---------------------------------------------------------------






                                  Relating to

           CONTINGENT ZERO-COUPON ACCRETING REDEEMABLE SECURITIES SM
                      (CONVERTIBLE SENIOR NOTES) DUE 2021

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                               TABLE OF CONTENTS

                                                                          PAGE


ARTICLE ONE  DEFINITIONS....................................................1

   SECTION 1.01. Undefined Capitalized Terms................................1
   SECTION 1.02. References to Section Numbers..............................2
   SECTION 1.03. Defined Capitalized Terms..................................2
   SECTION 1.04. Definitions................................................2

ARTICLE TWO  CONTINGENT ZERO-COUPON ACCRETING REDEEMABLE
             SECURITIES (CONVERTIBLE SENIOR NOTES) DUE 2021.................8

   SECTION 2.01. Creation of Series.........................................8
   SECTION 2.02. Optional Redemption by the Company.........................9
   SECTION 2.03. Repurchase at Option of the Holder
                   Upon a Fundamental Change...............................11
   SECTION 2.04. Purchase of CZARS at the Option of the Holder.............13
   SECTION 2.05. Further Conditions for Purchase at the Option
                   of Holders Upon a Fundamental Change and
                   Purchase of CZARS at the Option of the Holder...........15
   SECTION 2.06. Conversion of CZARS.......................................17
   SECTION 2.07. Adjustments to Conversion Rate............................19
   SECTION 2.08. Miscellaneous Provisions Relating to Conversion...........21
   SECTION 2.09. Optional Conversion to Cash Pay CZARS Upon Tax Event......26
   SECTION 2.10. Tax Treatment of CZARS....................................26
   SECTION 2.11. Payment of Principal or Interest..........................27

ARTICLE THREE  GLOBAL SECURITIES...........................................28

   SECTION 3.01. Form......................................................28
   SECTION 3.02. Transfer..................................................30
   SECTION 3.03. Restricted Securities Legend..............................30
   SECTION 3.04. Individual CZARS..........................................31

ARTICLE FOUR   [INTENTIONALLY OMITTED].....................................32

ARTICLE FIVE   REMEDIES....................................................32

   SECTION 5.01. Additional Events of Default..............................32
   SECTION 5.02. Acceleration of Maturity; Rescission and Annulment........32

ARTICLE SIX    DISCHARGE OF SUPPLEMENTAL INDENTURE.........................33

  SECTION 6.01.  Discharge of Supplemental Indenture.......................33


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  SECTION 6.02.  Reinstatement.............................................33
  SECTION 6.03.  Officers' Certificate, Opinion of Counsel.................34

ARTICLE SEVEN  MODIFICATIONS AND AMENDMENTS................................34

  SECTION 7.01.  With Consent of Holders...................................34
  SECTION 7.02.  Waiver....................................................34
  SECTION 7.03.  Without Consent...........................................34
  SECTION 7.04.  Restrictions..............................................35
  SECTION 7.05.  Base Indenture............................................35
  SECTION 7.06.  Evidence of Modifications and Amendments..................35

ARTICLE EIGHT  RANKING.....................................................36

  SECTION 8.01.  Senior in Right of Payment................................36

ARTICLE NINE   MISCELLANEOUS...............................................36

  SECTION 9.01.   TIA Controls.............................................36
  SECTION 9.02.   Conflict with Indenture..................................36
  SECTION 9.03.   Governing Law............................................36
  SECTION 9.04.   Successors...............................................36
  SECTION 9.05.   Counterparts.............................................36



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     SUPPLEMENTAL INDENTURE, dated as of August 6, 2001 (the "Supplemental
Indenture"), by and between U.S. Bancorp (the "Company"), a Delaware corporation having its principal office at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, formerly known as First Bank System, Inc. ("First Bank"), Citibank, N.A. (the "Trustee"), a national banking association, organized under the laws of the United States of America having its corporate trust office at 111 Wall Street, New York, New York 10005 and U.S. Bank Trust National Association ("U.S. Bank Trust"), a national banking association, organized under the laws of the United States of America having its office at 100 Wall Street, Suite 1600, New York, New York 10005, to the Indenture, dated as of October 1, 1991 (the "Base Indenture"), between the Company, formerly known as First Bank, and the Trustee.

                            RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Base Indenture, providing for the issuance from time to time of its debentures, notes and other evidences of unsecured indebtedness, to be issued in one or more series as therein provided ("Securities");

     WHEREAS, Section 901(7) of the Base Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into an indenture which supplements the Base Indenture to establish the terms of Securities of any series;

     WHEREAS, the Company has duly authorized the creation of the issue of Securities provided for herein and has duly authorized the execution and delivery of this Supplemental Indenture;

     WHEREAS, such Securities are to be known as the Contingent Zero-Coupon Accreting Redeemable Securities (Convertible Senior Notes) Due 2021 (the "CZARS");

     WHEREAS, all actions necessary to make the CZARS, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with the terms of such CZARS and the Indenture, have been taken.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the CZARS by the Holders thereof, each party agrees for the benefit of the other party and for the equal and ratable benefit of the Holders of the CZARS, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

     SECTION 1.01. Undefined Capitalized Terms. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.




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     SECTION 1.02. References to Section Numbers. References in this
Supplemental Indenture to section numbers shall be deemed to be references to section numbers of this Supplemental Indenture unless otherwise specified.

     SECTION 1.03. Defined Capitalized Terms. In the case of capitalized terms defined in this Supplemental Indenture that are also defined in the Base Indenture, the meanings ascribed to such terms in this Supplemental Indenture shall apply with respect to the CZARS.

     SECTION 1.04. Definitions. For purposes of this Supplemental
Indenture, the following terms have the meanings ascribed to them as follows:

     "Accreted Value" means, at any date of determination, (1) prior to such time as the CZARS are converted to Cash Pay CZARS, the sum of (x) the Issue Price of each CZARS and (y) the portion of the excess of the principal amount of each CZARS over such Issue Price which shall have been amortized by us in accordance with GAAP through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each August 6 and February 6 at the rate of 1.5% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (2) at or after such time as the notes are converted to Cash Pay CZARS as provided in Section 2.09, the Restated Principal Amount.

     "Base Indenture" has the meaning provided in the preamble.

     "Beneficial Owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

     "Bid Agent" means a bid solicitation agent appointed by the Company to act in such capacity pursuant to paragraph 5 of the CZARS.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Cash Pay CZARS" means the CZARS after they are converted to semiannual cash pay notes pursuant to Section 2.09.

     "Closing Date" means the date of this Supplemental Indenture.

     "Common Equity" of any Person means capital stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

     "Common Stock" means the Company's Common Stock, par value $0.01 per share, as it exists on the date hereof and any shares of any class or classes of the Company's capital stock resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company and which are not subject to


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redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class issuable on conversion of the CZARS shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Company" has the meaning provided in the preamble.

     "Company Fundamental Change Purchase Notice" has the meaning provided in
Section 2.03.

     "Company Notice" has the meaning provided in Section 2.04(4).

     "Company Notice Date" has the meaning provided in Section 2.04(4).

     "Continuing Director" means a director who was a member or the Board of Directors of the Company on the date two years prior to the relevant date.

     "Controlled" means, with respect to any entity, ownership or control of more than 50% of the voting power of such entity.

     "Conversion Agent" means the office or agency designated by the Company where CZARS may be presented for conversion.

     "Conversion Date" has the meaning provided in Section 2.06(2).

     "Conversion Rate" has the meaning provided in Section 2.06(1).

     "CZARS" has the meaning provided in the Recitals.

     "Defaulted Interest" has the meaning specified in Section 2.11(3)(b).

     "Deposit" has the meaning provided in Section 3.01.

     "Distributed Assets or Securities" has the meaning provided in Section 2.07(3).

     "Event of Default" has the meaning provided in Section 5.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

     "Final Maturity" or "Final Maturity Date" shall be August 6, 2021.

     "First Bank" has the meaning provided in the preamble.

     "Fundamental Change" shall be deemed to have occurred at such time after the original issuance of the CZARS as any of the following occurs:


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     (a) any Person (including any syndicate or group deemed to be a "person"
under Section 13(d)(3) of the Exchange Act), other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO (or any schedule, form or report under the Exchange Act) disclosing that such Person has become the direct or indirect Beneficial Owner of the Company's Common Equity representing more than 50% of the voting power of the Company's Common Equity;

     (b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company's Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the Company's consolidated assets (considered together with Subsidiaries) to any Person (other than one of the Subsidiaries); provided, however, that a transaction where the holders of all classes of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change; or

     (c) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

provided, however, that a Fundamental Change shall not be deemed to have occurred if either (I) the Sale Price of the Company Common Stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the Fundamental Change or the announcement thereof, shall equal or exceed 105% of the Accreted Value as of such date, divided by the conversion rate, or (II) at least 50% of the consideration in the transaction or transactions constituting the Fundamental Change consists of shares of common stock traded on a national securities exchange or quoted on the NASDAQ National Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions the notes become convertible solely into such Publicly Traded Securities (excluding cash payments for fractional shares).

     "Fundamental Change Purchase Date" has the meaning provided in Section 2.03(1).

     "Fundamental Change Purchase Notice" has the meaning provided in Section 2.03(3).

     "Fundamental Change Purchase Price" has the meaning provided in Section 2.03(1).

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

     "Global Securities" means with respect to the CZARS issued hereunder, a CZARS which is executed by the Company, authenticated by the Authenticating Agent or the Trustee and delivered by the Trustee or Authenticating Agent to the Depositary or pursuant to the Depositary's instruction, all in accordance with the Indenture, which shall be registered in the


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name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount at Final Maturity of all of the outstanding CZARS or any portion thereof.

     "Indenture" has the meaning provided in the Recitals.

     "Interest Payment Date" has the meaning specified in Section 2.09.

     "Issue Date" of any CZARS means the date on which the CZARS is originally issued or deemed issued as set forth on the face of the CZARS.

     "Issue Price" of any CZARS means, in connection with the original issuance of such CZARS, the initial issue price at which the CZARS is issued as set forth on the face of the CZARS.

     "Market Price" as of any date means the average of the Sale Prices of the Common Stock for the 20 Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day) prior to the applicable determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day) prior to the applicable determination date, of events specified in Article 2 hereof with respect to the Company's Common Stock that would result in an adjustment of the Conversion Rate.

     "Option Exercise Date" has the meaning specified in Section 2.09.

     "Original Issue Discount" of any CZARS means the difference between the Principal Amount at Final Maturity and the Issue Price of the CZARS as set forth on the face of the CZARS.

     "Paying Agent" means the office or agency designated by the Company where CZARS may be presented for payment.

     "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any government agency or political subdivision.

     "Principal", "Principal Amount" or "principal" of a debt security, including the CZARS, means the principal of the security, including any accrued Original Issue Discount on the security. References to "original Principal Amount at Final Maturity" of a CZARS shall, prior to or after conversion to Cash Pay CZARS, refer to the Principal Amount at Final Maturity of such CZARS prior to the time such CZARS is converted to a Cash Pay CZARS as set forth in Section 2.09.

     "Publicly Traded Securities" has the meaning provided in the definition of Fundamental Change.


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     "Purchase Date" has the meaning provided in Section 2.04(1).

     "Purchase Notice" has the meaning provided in Section 2.04(1).

     "Purchase Price" has the meaning provided in Section 2.04(1).

     "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     "Redemption Date" when used with respect to any CZARS to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

     "Redemption Price" when used with respect to any CZARS to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

     "Regular Record Date" has the meaning specified in Section 2.09.

     "Restated Principal Amount" has the meaning specified in Section 2.09.

     "Restricted Common Stock Legend" means the legend labeled as such, substantially in the form set forth in Exhibit B.

     "Restricted Securities Legend" has the meaning specified in Section 3.01.

     "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

     If the Common Stock is not listed for trading on a United States national or regional securities exchange and not reported by the National Association of Securities Dealers Automated Quotation System on the relevant date, the Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

     If the Common Stock is not so quoted, the Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     "SEC" means the U.S. Securities and Exchange Commission.

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     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant Subsidiary" means a Subsidiary that is a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the SEC, as in effect on the Closing Date.

     "Special Record Date" has the meaning specified in Section 2.11.

     "Specified Percentage" means 120% reduced by increments of 1/2% on each anniversary of the Issue Date, until such percentage reaches 110% on the Final Maturity Date.

     "Stated Maturity", when used with respect to any CZARS or any installment of semiannual or contingent interest thereon, means the date specified in such CZARS as the fixed date on which an amount equal to the Principal Amount at Final Maturity of such CZARS or such installment of semiannual or contingent interest is due and payable.

     "Subsidiary" means (i) a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Company, by a Subsidiary of the Company or by the Company and one or more Subsidiaries of the Company or (ii) a partnership, the sole general partner of which is the Company or any Subsidiary.

     "Supplemental Indenture" has the meaning provided in the Preamble.

     "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after July 30, 2001, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws, rules or regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any official administrative pronouncement, action or judicial decision interpreting or applying such laws or regulations, in each case which amendment or change is enacted, promulgated, issued or announced or which proposed change, pronouncement, action or decision is issued or announced on or after July 30, 2001, there is more than an insubstantial risk that interest (including Original Issue Discount and contingent interest, if any) payable on the CZARS either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

     "Tax Event Date" has the meaning specified in Section 2.09.

     "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange, the NASDAQ National Market or another national security exchange, a day on which the New York Stock Exchange, the NASDAQ National Market or another national security exchange, as the case may be, is open for business or (y) if the applicable security is quoted on the NASDAQ National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.


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     "Trustee" means the person named as such in this Supplemental Indenture and, subject to the provisions of Article Seven of the Base Indenture, any successor to that person.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "U.S. Bank Trust" has the meaning provided in the preamble.

     References to interest (including contingent interest) payable in connection with a Redemption Date, a Fundamental Change Purchase Date, a Purchase Date or otherwise shall be without duplication.

                                 ARTICLE TWO

            CONTINGENT ZERO-COUPON ACCRETING REDEEMABLE SECURITIES
                      (CONVERTIBLE SENIOR NOTES) DUE 2021

SECTION 2.01. Creation of Series. In accordance with Section 301 of the
Base Indenture, there is hereby created a series of Securities under the Base Indenture entitled "Contingent Zero-Coupon Accreting Redeemable Securities (Convertible Senior Notes) Due 2021".

     (1) The form of the CZARS, including the form of the certificate of authentication, is attached hereto as Exhibit A.

     (2) Subject to Section 301 of the Base Indenture and applicable law, the aggregate Principal Amount at Final Maturity of the CZARS which may be authenticated and delivered under this Supplemental Indenture is limited to $1,483,179,000 (subject to increase without any further action by up to $222,476,000 if, and to the extent, the overallotment granted under the Purchase Agreement between the Company and Salomon Smith Barney Inc. and U.S. Bancorp Piper Jaffray Inc. dated as of July 30, 2001 is exercised).

     (3) The aggregate Principal Amount at Final Maturity of the CZARS shall be payable on the Final Maturity Date unless earlier repaid or converted in accordance with this Supplemental Indenture, provided, however, that if the CZARS are converted to Cash Pay CZARS as provided in Section 2.09, the amount due on the Final Maturity Date shall be the Restated Principal Amount thereof. If any of the conditions allowing conversion of CZARS by their Holder set forth in Section 10 of the CZARS are met on the Final Maturity Date and the Sale Price of the CZARS on the preceding Trading Day is greater than the Accreted Value, the Company may make payment of the Principal Amount at Final Maturity or Restated Principal Amount, as the case may be, and any accrued and unpaid interest, on the next succeeding Business Day.

     (4) The CZARS shall be issued at an Issue Price of $741.65 per $1,000 Principal Amount at Final Maturity. Except as provided for in Sections 2.09 and 2.11 and paragraph 1 of the CZARS, there shall be no periodic payments of interest on the CZARS. The calculation of the accrual of Original Issue Discount in the period during which each CZARS remains outstanding shall be on a semiannual bond equivalent basis using a 360-day year


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composed of twelve 30-day months, and such accrual shall commence on the Issue
Date of the CZARS. In the event of the maturity, conversion, conversion to Cash Pay CZARS, purchase by the Company at the option of a Holder or redemption of a CZARS, Original Issue Discount, if any, shall cease to accrue on such CZARS, under the terms and subject to the conditions of this Supplemental Indenture.

     (5) All amounts payable in connection with the CZARS shall be denominated and payable in the lawful currency of the United States.

     (6) The CZARS shall be payable and may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Paying Agent. Initially, Salomon Smith Barney Inc. shall act as Bid Agent, and U.S. Bank Trust shall act as Authenticating Agent, Paying Agent, Conversion Agent and Security Registrar. U.S. Bank Trust hereby affirms the agreements required of it under Section 1003 of the Base Indenture. The Company may appoint and change any Paying Agent, Conversion Agent, Bid Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. Any Paying Agent, Conversion Agent, Bid Agent, Security Registrar or co-registrar may resign at any time by giving written notice of such resignation to the Company and the Trustee. References to the Trustee in Sections 603 through 607 of the Base Indenture shall be deemed to also refer to any Paying Agent, Conversion Agent, Bid Agent and Security Registrar. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

     SECTION 2.02. Optional Redemption by the Company.

     (1) Right to Redeem; Notice to Trustee and Paying Agent. The Company, at its option, may redeem the CZARS in accordance with the provisions of paragraphs 6 and 8 of the CZARS. If the Company elects to redeem CZARS pursuant to paragraph 6 of the CZARS, it shall notify the Trustee and Paying Agent in writing of the Redemption Date, the Principal Amount at Final Maturity of CZARS to be redeemed or Restated Principal Amount in the case of Cash Pay CZARS, the Redemption Price and the amount of interest (including contingent interest), if any, payable on the Redemption Date. The Company shall give the notice to the Trustee and Paying Agent provided for in this
Section 2.02(1) at least 30 days but not more than 60 days before the Redemption Date.

     (2) Less Than All Outstanding CZARS to Be Redeemed. If less than all of the outstanding CZARS are to be redeemed, the Paying Agent shall select the CZARS to be redeemed in original Principal Amounts at Final Maturity of $1,000 or integral multiples thereof. In the case that the Paying Agent shall select the CZARS to be redeemed, the Paying Agent may effectuate such selection by lot, pro rata, or by any other method that the Paying Agent considers fair and appropriate.

     (3) Selection of CZARS to Be Redeemed. If any CZARS selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the CZARS so selected, the converted portion of such CZARS


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shall be deemed (so far as may be), solely for purposes of determining the aggregate original Principal Amount at Final Maturity of CZARS to be redeemed by the Company, to be the portion selected for redemption. CZARS which have been converted during a selection of CZARS to be redeemed may be treated by the Paying Agent as outstanding for the purpose of such selection. Nothing in this Section 2.02(3) shall affect the right of any Holder to convert any CZARS pursuant to Sections 2.06, 2.07 and 2.08 before the termination of the conversion right with respect thereto.

     (4) Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee, the Paying Agent and each Holder of CZARS to be redeemed at such Holder's address as it appears on the CZARS register.

     The notice shall identify the CZARS to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price and, to the extent known at the time of such notice, the amount of interest (including contingent interest), if any, payable on the Redemption Date;

     (c) the then current Conversion Rate;

     (d) the name and address of the Paying Agent and the Conversion Agent;

     (e) that CZARS called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price and interest (including contingent interest), if any;

     (f) that the CZARS called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

     (g) that Holders who wish to convert CZARS must comply with the procedures in paragraph 10 of the CZARS;

     (h) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount and interest, if any, on the CZARS called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the CZARS;

     (i) if fewer than all the outstanding CZARS are to be redeemed, the certificate number and the original Principal Amounts at Final Maturity of the particular CZARS to be redeemed; and

     (j) the CUSIP and ISIN number or numbers for the CZARS called for redemption.

     At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense.

     (5) Effect of Notice of Redemption. Once notice of redemption is mailed, CZARS called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for CZARS that are converted in accordance with the provisions of Sections 2.06, 2.07 and 2.08. Upon presentation and surrender to the Paying Agent, CZARS called for redemption shall be paid at the Redemption Price.

     (6) Sinking Fund. There shall be no sinking fund provided for the CZARS.

     (7) Deposit of Redemption Price. On or before 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of, and any accrued and unpaid interest (including contingent interest) with respect to, all the CZARS to be redeemed on that date other than the CZARS or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Security Registrar for cancellation or have been converted. The Trustee and the Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the CZARS in accordance with the provisions of Sections 2.06, 2.07 and 2.08. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

     SECTION 2.03. Repurchase at Option of the Holder Upon a Fundamental
Change.

     (1) Repurchase at Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur at any time prior to August 6, 2003, each Holder of CZARS shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's CZARS on the date that is 35 Business Days after the date of the Fundamental Change (subject to extension to apply with applicable law, as provided in Section 2.04) (the "Fundamental Change Purchase Date"). The CZARS shall be repurchased in integral multiples of $1,000 of original Principal Amount at Final Maturity. The Company shall purchase such CZARS for cash at a price (the "Fundamental Change Purchase Price") equal to the Accreted Value of the CZARS on the Fundamental Change Purchase Date plus accrued and unpaid interest, including contingent interest. No CZARS may be repurchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the purchase price of all such CZARS).

     (2) Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders of record of the CZARS a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 2.04(4) hereof, on or before the 20th day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.

     (3) Exercise of Option. For a CZARS to be so purchased at the option of the Holder, the Paying Agent must receive such CZARS duly endorsed for transfer, together with a written notice of purchase (a "Fundamental Change Purchase Notice") and the form entitled "Option to Elect Purchase Upon a Fundamental Change" on the reverse thereof duly completed, on or before the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice shall state:

          (a) if certificated, the certificate numbers of the CZARS which the Holder shall deliver to be purchased;

          (b) the portion of the original Principal Amount at Final Maturity of the CZARS which the Holder shall deliver to be purchased, which portion must be $1,000 in original Principal Amount at Final Maturity or a multiple thereof; and

          (c) that such CZARS shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the CZARS and in this Supplemental Indenture.

     (4) Procedures. The Company shall purchase from a Holder of CZARS, pursuant to this Section 2.03, a CZARS if the original Principal Amount at Final Maturity of such CZARS is $1,000 or a multiple of $1,000 if so requested by such Holder.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 2.03 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest (including contingent interest), if any) promptly following the later of the Fundamental Purchase Date and the time of delivery or book-entry transfer of the CZARS.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 2.03 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 2.05(1).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     (5) Procedure Upon Purchase. On or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent cash sufficient to pay the aggregate Fundamental Change Purchase Price of the CZARS to be purchased pursuant to this Section 2.03. Payment of the Fundamental Change Purchase Price for such CZARS shall be made as soon as practicable following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such CZARS. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Fundamental Change Purchase Price of such CZARS on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such CZARS shall cease to be outstanding and Original Issue Discount and interest on such CZARS shall cease to accrue, whether or not book-entry transfer of such CZARS is made or such CZARS is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the CZARS).

     All questions as to the validity, eligibility (including time of receipt) and acceptance of any CZARS for redemption shall be determined by the Company, whose determination shall be final and binding.

     SECTION 2.04. Purchase of CZARS at the Option of the Holder.

     (1) Purchase of CZARS at the Option of the Holder. On each of August 6, 2002, August 6, 2003, August 6, 2004, August 6, 2006, August 6, 2008, August
6, 2011 and August 6, 2016 (each, a "Purchase Date"), at the applicable purchase price specified in paragraph 7 of the CZARS, plus accrued and unpaid interest, including contingent interest (each, a "Purchase Price"), a Holder of CZARS shall have the option to require the Company to purchase any outstanding CZARS, upon:

     (a) delivery to the Trustee or Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 30 Business Days prior to a Purchase Date until the close of business on such Purchase Date, stating:

          (i) if certificated, the certificate numbers of the CZARS which the Holder shall deliver to be purchased;

          (ii) the portion of the Principal Amount at Final Maturity of the CZARS which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount at Final Maturity or a multiple thereof; and

          (iii) that such CZARS shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the CZARS and in this Supplemental Indenture; and

     (b) delivery or book-entry transfer of such CZARS to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this
Section 2.04 only if the CZARS so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

     (2) Procedures. The Company shall purchase from a Holder of CZARS, pursuant to this Section 2.04, CZARS if the original Principal Amount at Final Maturity of such CZARS is $1,000 or a multiple of $1,000 if so requested by such Holder.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 2.04 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest (including contingent interest), if any) promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the CZARS.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 2.04 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 2.05(1).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (3) Purchase with Cash. The Purchase Price of CZARS in respect of which a Purchase Notice pursuant to this Section 2.04(1) has been given shall be paid by the Company in cash equal to the aggregate Purchase Price of such CZARS.

     (4) Notice of Purchase Date or Fundamental Change. The Company shall send notices (each a "Company Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the CZARS register maintained by the Security Registrar, and delivered to the Trustee and Paying Agent, not less than 30 Business Days prior to each Purchase Date (the "Company Notice Date") or on or before the 20th day after the occurrence of the Fundamental Change, as the case may be. Each Company Notice shall include a form of Purchase Notice or Fundamental Change Repurchase Notice to be completed by a Holder and shall state:

     (a) the Purchase Price, excluding accrued and unpaid interest, Conversion Rate and, to the extent known at the time of such notice, the amount of interest (including contingent interest), if any, that will be payable with respect to the CZARS on the Purchase Date;

     (b) the name and address of the Paying Agent and the Conversion Agent;

     (c) that CZARS as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

     (d) that CZARS must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

     (e) that the Purchase Price or Fundamental Change Purchase Price for any CZARS as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date or Fundamental Change Purchase Date and the time of surrender of such CZARS as described in (d);

     (f) the procedures the Holder must follow under Section 2.03 and Section 2.04;

     (g) briefly, the conversion rights of the CZARS;

     (h) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on CZARS covered by any Purchase Notice or Fundamental Change Purchase Notice, Original Issue Discount and interest will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date; and

     (i) the CUSIP or ISIN number of the CZARS.

     (j) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

     At the Company's request and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

     (5) Procedure Upon Purchase. On or before 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent cash sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price of, and any accrued and unpaid interest with respect to, the CZARS to be purchased pursuant to this Section 2.04. Payment of the Purchase Price for such CZARS shall be made as soon as practicable following the later of the Purchase Date or the time of book-entry transfer or delivery of such CZARS. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Purchase Price of such CZARS on the Purchase Date, then, on and after such date, such CZARS shall cease to be outstanding and Original Issue Discount and interest on such CZARS shall cease to accrue, whether or not book-entry transfer of such CZARS is made or such CZARS is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the CZARS).

     SECTION 2.05. Further Conditions for Purchase at the Option of Holders Upon a Fundamental Change and Purchase of CZARS at the Option of the Holder.

     (1) Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 2.04(1) or Section 2.03(4), as applicable, the Holder of the CZARS in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such CZARS. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such CZARS (provided the conditions in Section 2.04(1) or Section 2.03(4), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such CZARS to the Paying Agent by the Holder thereof in the manner required by Section 2.04(1) or Section 2.03(4), as applicable. CZARS in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such

Purchase Notice (or Fundamental Change Purchase Notice, as the case may be), unless such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying;

     (a) if certificated, the certificate number of the CZARS in respect of which such notice of withdrawal is being submitted;

     (b) the original Principal Amount at Final Maturity of the CZARS with respect to which such notice of withdrawal is being submitted; and

     (c) the original Principal Amount at Final Maturity, if any, of such CZARS which remains subject to the original Purchase Notice or Company Fundamental Change Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

     There shall be no purchase of any CZARS pursuant to Section 2.03 or
Section 2.04 or redemption pursuant to Section 2.02 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such CZARS, of the required Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any CZARS (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     (2) Deposit of Purchase Price or Fundamental Change Purchase Price. On or before 11:00 a.m. (New York City time) on a Purchase Date or a Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of cash sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to, all the CZARS or portions thereof which are to be purchased as of such Purchase Date or Fundamental Change Purchase Date, as the case may be.

     (3) CZARS Purchased in Part. Any CZARS that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such CZARS, without service charge, a new

CZARS or CZARS, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Final Maturity equal to, and in exchange for, the portion of the principal amount of the CZARS so surrendered which is not purchased or redeemed.

     (4) Covenant to Comply with Securities Laws Upon Purchase of CZARS. In connection with any offer to purchase CZARS under Sections 2.03 or 2.04 hereof, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Securities Exchange Act of 1934, if applicable; and
(c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Sections 2.03 and 2.04 to be exercised in the time and in the manner specified in Sections 2.03 and 2.04.

     (5) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 15 of the CZARS, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 2.05(2) exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the CZARS or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

     SECTION 2.06. Conversion of CZARS.

     (1) Right to Convert. A Holder of a CZARS may convert such CZARS for Common Stock at any time during which the conditions stated in paragraph 10 of the CZARS are met. The number of shares of Common Stock issuable upon conversion of a CZARS per $1,000 of original Principal Amount at Final Maturity (the "Conversion Rate") shall be that set forth in paragraph 10 in the CZARS, subject to adjustment as herein set forth.

     A Holder may convert a portion of the original Principal Amount at Final Maturity of a CZARS if the portion is $1,000 or a multiple of $1,000. Provisions of this Supplemental Indenture that apply to conversion of all of a CZARS also apply to conversion of a portion of a CZARS.

     (2) Conversion Procedures. To convert a CZARS a Holder must satisfy the requirements in paragraph 10 of the CZARS. The date on which the Holder of CZARS satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 2.06(3). The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a CZARS on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such CZARS shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a CZARS, such Person shall no longer be a Holder of such CZARS.

     No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section
2.07. On conversion of a CZARS, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option pursuant to Section 2.09) attributable to the period from the Issue Date of the CZARS to the Conversion Date and (except as provided below) accrued contingent interest with respect to the converted CZARS shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the CZARS being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 2.09) accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the CZARS being converted pursuant to the provisions hereof.

     If a Holder converts more than one CZARS at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total original Principal Amount at Final Maturity of the CZARS converted.

     Upon surrender of a CZARS that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new CZARS in an authorized denomination equal in Principal Amount at Final Maturity to the unconverted portion of the CZARS surrendered.

     If the last day on which a CZARS may be converted is a legal holiday in a place where a Conversion Agent is located, the CZARS may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

     (3) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of a CZARS. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

     (4) Taxes on Conversion. If a Holder converts a CZARS, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     (5) Covenants of the Company. The Company shall, prior to issuance of any CZARS hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the CZARS.

     All shares of Common Stock delivered upon conversion of the CZARS shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of CZARS, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     SECTION 2.07. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

     (1) In case the Company shall (a) pay a dividend, or make a distribution, in shares of its capital stock, on its Common Stock; (b) subdivide its outstanding Common Stock into a greater number of shares; (c) combine its outstanding Common Stock into a smaller number of shares; or (d) reclassify its Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any CZARS thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such CZARS been converted immediately prior to the happening of such event. If any dividend or distribution of the type described in clause (a) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 2.07(1) shall become effective immediately after the applicable Record Date in the case of a dividend and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Company's Common Stock.

     (2) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 60 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Sale Price per share of Common Stock at the Record Date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of the issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Sale Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Record Date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (3) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 2.07(2) hereof) (any of the foregoing hereinafter in this Section 2.07(3) called the "Distributed Assets or Securities") in an aggregate amount that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 2.07(3) has been made, exceeds 15% of the product of the Market Price on the day preceding the declaration of such distribution times the number of shares of Common Stock outstanding on such date, then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the Record Date mentioned below, and the denominator shall be the Market Price per share of the Common Stock on such Record Date less the fair market value on such Record Date (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee and the Paying Agent) of the Distributed Assets or Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of stockholders entitled to receive such distribution; provided, however, that no adjustment will be made in respect of any such dividends and distributions that result in the payment of any contingent interest to the Holders; provided, further, that, if the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is (a) equal to or greater than the Sale Price of the Common Stock on the Record Date or (b) the Sale Price of the Common Stock on the Record Date is greater than the fair market value of the Distributed Assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights warrants or options the Holder would have received had such Holder converted such CZARS immediately prior to such Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

     Notwithstanding the foregoing provisions of Section 2.07(2) or (3), no adjustment shall be made thereunder for any distribution described therein if the Company makes proper provision so that each Holder of a CZARS who converts such CZARS (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of assets or Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such Record Date, converted such CZARS for Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such CZARS would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such CZARS.

     Upon conversion of the CZARS the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under the Company's existing stockholder rights plan and any future stockholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). No adjustment pursuant to this Section 2.07 shall be made in connection with such stockholder rights plans.

     (4) For purposes of this Section 2.07, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     SECTION 2.08. Miscellaneous Provisions Relating to Conversion.

     (1) Calculation Methodology. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 2.07, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 2.06, 2.07 and this Section 2.08 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

     (2) When No Adjustment Required. No adjustment shall be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment shall be made for a change in the par value or no par value of the Common Stock. No adjustment shall be made for accrued Original Issue Discount or accrued and unpaid interest (including contingent interest). To the extent the CZARS become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment shall be made thereafter as to the cash, assets, property or such securities. Interest shall not accrue on such cash.

     In the event the Company exercises its option pursuant to Section 2.09 of this Supplemental Indenture to have interest in lieu of Original Issue Discount accrue on the CZARS following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock or other property in respect of each CZARS in a given original Principal Amount at Final Maturity that such Holder would have received if the Company had not exercised such option.

     (3) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     (4) Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 2.07, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

     (5) Notice to Holders Prior to Certain Actions. In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 2.07;

     (b) the Company shall authorize the granting to all or substantially all the Holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     (e) the Company shall cause to be filed with the Trustee and to be mailed to each Holder of CZARS at his address appearing on the CZARS register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

     (6) Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each CZARS shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such CZARS immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.08(6).

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of CZARS, at his address appearing on the CZARS register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     If this Section 2.08(6) applies to any event or occurrence, Section 2.07 shall not apply.

     (7) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of CZARS to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officer's Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any CZARS and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article Seven of the Base Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any CZARS for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
Section 2.08(6) relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their CZARS after any event referred to in such Section 2.08(6) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Seven of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     (8) Simultaneous Adjustments. In the event that Section 2.07 requires adjustments to the Conversion Rate under more than one of Sections 2.07(1),
(2) or (3), and the

Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 2.07(3), second, the provisions of Section 2.07(1), and third, the provisions of Section 2.07(2).

     (9) Successive Adjustment. After an adjustment to the Conversion Rate under Section 2.07, any subsequent event requiring an adjustment under Section
2.07 shall cause an adjustment to the Conversion Rate as so adjusted.

     (10) General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 2.07 or 2.08, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of Section 2.07 and 2.08 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

     (11) Restriction on Common Stock Issuable Upon Conversion. (a) Shares of Common Stock to be issued upon conversion of CZARS prior to the effectiveness of a shelf registration statement shall be physically delivered in certificated form to the Holders converting such CZARS and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 2.08(11)(c).

     (b) If (i) shares of Common Stock to be issued upon conversion of a CZARS prior to the effectiveness of a shelf registration statement are to be registered in a name other than that of the Holder of such CZARS or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the shelf registration statement has become effective and such shares are being transferred pursuant to the shelf registration statement, the Holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

     (c) Except in connection with a shelf registration statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel pursuant to the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

     SECTION 2.09. Optional Conversion to Cash Pay CZARS Upon Tax Event. From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, cash interest in lieu of future Original Issue Discount shall accrue after the date (which shall be on or after the Tax Event
Date) the Company exercises the option set forth in this Section 2.09 ("the Option Exercise Date") at the rate of 1.5% per annum. on a restated principal amount per $1,000 original Principal Amount at Final Maturity (the "Restated Principal Amount") which shall be equal to the Accreted Value on the Option Exercise Date, and shall be payable in cash semiannually on August 6 and February 6 of each year (each an "Interest Payment Date") to holders of record at the close of business on July 21 and January 21 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 30 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee. Within 15 days of the exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the CZARS. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Final Maturity or upon a Redemption Date, Purchase Date or Fundamental Change Purchase Date, in lieu of the Principal Amount at Final Maturity or Accreted Value, as the case may be, of a CZARS, the Restated Principal Amount thereof (plus accrued and unpaid interest, including contingent interest, if any) and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, mean Restated Principal Amount plus accrued and unpaid interest with respect to any CZARS. CZARS authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the CZARS to Cash Pay CZARS.

     SECTION 2.10. Tax Treatment of CZARS. The Company agrees, and by acceptance of a beneficial ownership interest in the CZARS each beneficial holder of a CZARS will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the CZARS as debt instruments that are subject to Section 1.1275-4(b) of the Treasury Regulations (the "Contingent Debt Regulations"), and, for purposes of the Contingent Debt Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the CZARS as a contingent payment and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Debt Regulations, with respect to the CZARS. For purposes of the foregoing, the Company's determination of the "comparable yield" is 7.03% per annum, compounded semiannually. The projected payment schedule, determined by the Company, is attached hereto as Exhibit D. A Holder of CZARS may obtain the amount of Original Issue Discount, Issue Date, yield to maturity, comparable yield and a copy of the projected payment schedule attached hereto as Exhibit D for the CZARS by telephoning the Company's Investor Relations Department at (612) 973-2263 or submitting a written request for such information to U.S. Bancorp, 601 Second Avenue South, Minneapolis, Minnesota 55402, Attention: Investment Relations Department.

     SECTION 2.11. Payment of Principal or Interest.

     (1) Paying Agent To Hold Money in Trust. Prior to 11:00 a.m. (New York City time) on any applicable payment date, the Company shall deposit with the Paying Agent (or if an Issuer or a Subsidiary of any Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay semiannual or contingent interest, if any, when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the CZARS and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     (2) Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, the Company shall furnish, or cause the Security Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

     (3) Payment of Interest; Interest Rights Preserved. (a) Semiannual or contingent interest on any CZARS that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that CZARS is registered at the close of business on the Regular Record Date or contingent interest record date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semiannual or contingent interest on any CZARS shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Security, semiannual or contingent interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

     (b) Except as otherwise specified with respect to the CZARS, any semiannual or contingent interest on any CZARS that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the CZARS), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or contingent interest record date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below.

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the CZARS are registered at the close of business on a date for the payment of such Defaulted Interest (the "Special Record Date"), which shall be fixed in the following manner: The Company shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each CZARS and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee and Paying Agent), and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Paying Agent shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of CZARS at his address as it appears on the list of Holders maintained pursuant to this Supplemental Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the CZARS are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

          (ii) Alternatively, the Company may make payment of any Defaulted Interest on the CZARS in any other lawful manner not inconsistent with the requirements of any CZARS exchange on which such CZARS may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and Paying Agent of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Paying Agent.

     Subject to the foregoing provisions of this Section 2.11 and Section 3.02, each CZARS delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other CZARS shall carry the rights to semiannual or contingent interest accrued and unpaid to, and to accrue, which were carried by such other CZARS.

                                ARTICLE THREE

                               GLOBAL SECURITIES

     SECTION 3.01. Form. The CZARS shall initially be issued in the form of one or more Global Securities, and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver such Global Security or Securities which (1) shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount at Final Maturity of, the outstanding CZARS to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in writing to the Trustee or Authenticating Agent, (2) shall be registered in the name of Cede & Co., as nominee of The Depositary Trust Company (the "Depositary") (and, in the case of CZARS held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear System or Clearstream Banking, societe anonyme),
(3) shall be delivered by the Trustee or the Authentication Agent to the Depositary or pursuant to the Depositary's instruction and (4) shall bear a global securities legend substantially to the following effect:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CZARS REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY

and shall bear a restricted securities legend (a "Restricted Securities Legend") substantially to the following effect:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER"(AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A UNITED STATES PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN UNITED STATES PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT NOT REFERRED TO ABOVE (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE

          ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT. ON EACH DAY FROM AND INCLUDING THE DATE OF ITS PURCHASE OF A NOTE THROUGH AND INCLUDING THE DATE OF ITS DISPOSITION OF SUCH NOTE, THE HOLDER IS DEEMED TO REPRESENT THAT ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE DOES NOT AND WILL NOT CONSTITUTE (X) A NON-EXEMPT PROHIBITED TRANSACTION UNDER THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR (Y) A VIOLATION OF ANY LOCAL, STATE, FEDERAL OR OTHER LAWS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE.

Interests in the Global Securities shall be issued only in denominations of $1,000 or integral multiples thereof.

     SECTION 3.02. Transfer. Notwithstanding any other provisions herein but subject to the provisions of Section 3.03 below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual CZARS, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.08 of the Base Indenture, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

     SECTION 3.03. Restricted Securities Legend. Except in connection with a shelf registration statement contemplated by and in accordance with the terms of the Registration Agreement by and between the Company, Salomon Smith Barney Inc. and U.S. Bancorp Piper Jaffray Inc., dated as of August 6, 2001, if CZARS are issued upon the registration of transfer, exchange or replacement of CZARS bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend on CZARS, the CZARS so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel given in accordance with the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule

144A, Rule 144 or Regulation S under the Securities Act and that such CZARS are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee or Authenticating Agent, at the written direction of the Company, shall authenticate and deliver CZARS that do not bear the legend.

     SECTION 3.04. Individual CZARS. (1) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the CZARS ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a written request by the Company for the authentication and delivery of individual CZARS in exchange for such Global Security, shall authenticate and deliver, individual CZARS in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

     (2) The Company may at any time and in its sole discretion determine that the CZARS or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a written request by the Company for the authentication and delivery of individual CZARS in exchange in whole or in part for such Global Security, shall authenticate and deliver individual CZARS in definitive form in an aggregate Principal Amount at Final Maturity equal to the Principal Amount at Final Maturity of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

     (3) If specified by the Company with respect to CZARS issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual CZARS in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, without service charge,
(a) to each Person specified by such Depositary a new CZARS or CZARS of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (b) to such Depositary a new Global Security in an authorized denomination equal to the difference, if any, between the Principal Amount at Final Maturity of the surrendered Global Security and the aggregate Principal Amount at Final Maturity of CZARS delivered to the Holders thereof.

     (4) In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver individual CZARS in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual CZARS, such Global Security shall be canceled by the Trustee or the Security Registrar. Except as provided in the preceding paragraph, CZARS issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver such CZARS to the Persons in whose names such CZARS are so registered.

                                 ARTICLE FOUR

                            [INTENTIONALLY OMITTED]


                                 ARTICLE FIVE

                                   REMEDIES

     SECTION 5.01. Additional Events of Default. In addition to the applicable Events of Default set forth in Section 501 of the Base Indenture, any one of the following events shall constitute an "Event of Default" hereunder and thereunder whenever used with respect to the CZARS in this Supplemental Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) a default by the Company in the payment of the any Principal Amount at Final Maturity (or, if the CZARS have been converted to Cash Pay CZARS following the occurrence of a Tax Event, the Restated Principal Amount), Redemption Price, Purchase Price or Fundamental Change Purchase Price due with respect to the CZARS;

     (2) failure by the Company to pay "additional amounts" (as defined in the Registration Rights Agreement) or a default by the Company in the payment of any contingent interest or of interest which becomes payable after the CZARS have been converted to Cash Pay CZARS following the occurrence of a Tax Event, which failure or default, in either case, continues for 30 days; or

     (3) a default in the performance, or breach, of any covenant or warranty of the Company in this Supplemental Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and in the CZARS, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the CZARS a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or under the CZARS.

     SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. The portion of principal amount of the CZARS that shall become due and payable pursuant to any acceleration under Section 502 of the Base Indenture is the Accreted Value plus accrued and unpaid interest (including contingent interest) through the date of such acceleration. If an Event of Default specified in Section 501(6) or (7) of the Base Indenture occurs and is continuing, the

Accreted Value of all of the CZARS plus accrued and unpaid interest (including contingent interest) to the date of the occurrence of the bankruptcy or insolvency, shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                                 ARTICLE SIX

                      DISCHARGE OF SUPPLEMENTAL INDENTURE

     SECTION 6.01. Discharge of Supplemental Indenture. When (1) the
Company shall deliver to the Security Registrar for cancellation all CZARS theretofore authenticated (other than any CZARS which have been destroyed, lost or stolen and in lieu of or in substitution for which other CZARS shall have been authenticated and delivered) and not theretofore canceled, or (2) all the CZARS not theretofore canceled or delivered to the Security Registrar for cancellation shall have become due and payable on the Purchase Date, Fundamental Change Purchase Date, Final Maturity Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash or shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all CZARS (other than any CZARS which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other CZARS shall have been authenticated and delivered) not theretofore canceled or delivered to the Security Registrar for cancellation, including the Accreted Value and interest (including contingent interest, if any) accrued and unpaid to such Final Maturity Date, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture with respect to the CZARS shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of CZARS; (ii) rights hereunder of Holders to receive payments of the amounts then due, including interest (including contingent interest, if any) with respect to the CZARS and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Security Registrar and Bid Agent hereunder and under the Indenture with respect to the CZARS), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an opinion of Counsel as required by Section 6.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the CZARS; the Company, however, hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Security Registrar and Bid Agent for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Security Registrar and Bid Agent for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Security Registrar and Bid Agent in connection with the Indenture with respect to the CZARS or the CZARS. Section 401 of the Base Indenture is replaced in its entirety by this Section 6.01.

     SECTION 6.02. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 402 of the Base Indenture by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture with respect to the CZARS and the CZARS shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 402 of the Base Indenture; provided, however, that if the Company makes any payment of Accreted Value or interest (including contingent interest), if any, of any CZARS following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such CZARS to receive such payment from the money held by the Trustee or Paying Agent.

     SECTION 6.03. Officers' Certificate, Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under
Section 6.01, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or Opinion of Counsel provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                                ARTICLE SEVEN

                         MODIFICATIONS AND AMENDMENTS

     SECTION 7.01. With Consent of Holders. Modifications and amendments of the Indenture and the CZARS may be made by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding CZARS.

     SECTION 7.02. Waiver. The Holders of a majority in principal amount at maturity of the outstanding CZARS may waive any past default under the Indenture or the CZARS, except a default in the payment of principal or interest and of the covenants and provisions of the Indenture or this Supplemental Indenture which cannot be amended without the consent of the Holder of each outstanding CZARS as provided in Section 7.04.

     SECTION 7.03. Without Consent. The Company and the Trustee may, without the consent of the Holders of the CZARS, modify the Indenture or the CZARS to cure errors, resolve inconsistent provisions or make other provisions; provided that such modifications do not adversely affect the interests of any Holder of a CZARS in any material respect. Section 9.01 of the Base Indenture shall be applicable.

     SECTION 7.04. Restrictions. Notwithstanding the foregoing, the Company and the Trustee may not, without the consent of each holder of CZARS affected thereby, modify or amend the Indenture or the CZARS to:

     (1) extend the stated maturity of any CZARS, reduce the Principal Amount at Final Maturity, Restated Principal Amount, Issue Price, Purchase Price, Fundamental Change Purchase Price, Redemption Price or amount of cash paid in lieu of shares of Common Stock, extend the stated maturity;

     (2) except as stated in the Indenture, make any change in the manner or rate of accrual in connection with Original Issue Discount, make any change in the manner of calculation of, or that adversely affects the right to receive, contingent interest, reduce the rate of interest referred to in paragraph 1 of the CZARS, reduce the rate of interest referred to in Section 2.09 upon the occurrence of a Tax Event, or extend the time for payment of contingent interest or interest, if any, on any CZARS;

     (3) reduce the aforesaid percentage of CZARS the Holders of which are required to consent to any modification of the Indenture, without the consent of the Holders of all of the CZARS then outstanding;

     (4) make any change that adversely affects the right to convert any CZARS;

     (5) make any CZARS payable in money or securities other than stated in the CZARS;

     (6) make any change that adversely affects the right of any Holder to require the Company to purchase a CZARS;

     (7) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the CZARS; or

     (8) modify any of the provisions of this Article 7 or Section 1001 of the Base Indenture except to increase any required percentage of aggregate principal amount at maturity required under this Article 7.

     SECTION 7.05. Base Indenture. Except for the last two paragraphs thereof,
Section 902 of the Base Indenture is replaced by Sections 7.01 and 7.04 with respect to the application of the Base Indenture to the CZARS and with respect to this Supplemental Indenture. Sections 1007 and 1008 of the Base Indenture do not apply to the CZARS

     SECTION 7.06. Evidence of Modifications and Amendments. All modifications and amendments to the Indenture shall be made by supplemental indenture.

                                ARTICLE EIGHT

                                    RANKING

     SECTION 8.01. Senior in Right of Payment. The CZARS shall be direct senior obligations of the Company and shall rank equally in right of payment with all other unsecured senior indebtedness of the Company.

                                 ARTICLE NINE

                                 MISCELLANEOUS

     SECTION 9.01. TIA Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the TIA, the imposed duties shall control.

     SECTION 9.02. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the CZARS is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control with regard to the CZARS.

     SECTION 9.03. Governing Law. This Supplemental Indenture and the CZARS shall be governed by and construed in accordance with the laws of the State of New York. The Company submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of its obligations under the Indenture or with regard to the CZARS, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

     SECTION 9.04. Successors. All agreements of the Company in the Indenture and the CZARS shall bind its successors. All agreements of each of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent, Security Registrar and Bid Agent in the Indenture shall bind its successors.

     SECTION 9.05. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

                               U.S. BANCORP


                               By:   /s/ Kenneth D. Nelson
                                     ---------------------
                                    Name: Kenneth D. Nelson
                                    Title: Senior Vice President


                               CITIBANK, N.A., as Trustee


                               By:   /s/ P. Defelice
                                     ---------------------
                                    Name: P. Defelice
                                    Title: Vice President


                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    as Authenticating Agent, Conversion Agent,
                                    Paying Agent and Security Registrar


                               By:   /s/ Marlene Fahey
                                    ----------------------
                                    Name: Marlene Fahey
                                    Title: Vice President

                               SALOMON SMITH BARNEY INC., as Bid Agent


                               By:   /s/ James M. Harasimowicz
                                     --------------------------
                                    Name: James M. Harasimowicz
                                    Title: Managing Director

                                                                     EXHIBIT A


                       [FORM OF FACE OF GLOBAL SECURITY]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS AUGUST 6, 2001, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 1.5% PER ANNUM.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CZARS REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PURSUANT TO SECTION 2.10 OF THE SUPPLEMENTAL INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CONTINGENT DEBT REGULATIONS"), AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE CZARS AS A CONTINGENT PAYMENT AND (ii) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO THE CZARS. THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 7.03% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE COMPANY, IS ATTACHED TO THE SUPPLEMENTAL INDENTURE AS EXHIBIT D. YOU MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY

TELEPHONING U.S. BANCORP'S INVESTOR RELATIONS DEPARTMENT AT (612) 973-2263 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: U.S. BANCORP, 601 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55402, ATTENTION: INVESTOR RELATIONS DEPARTMENT.

                                 U.S. BANCORP

            CONTINGENT ZERO-COUPON ACCRETING REDEEMABLE SECURITIES
                      (CONVERTIBLE SENIOR NOTES) DUE 2021
                                   ("CZARS")

No.______________________                     Original Issue Discount: $258.35
Issue Date: August 6, 2001                    (for each $1,000 Principal Amount
Issue Price: $741.65                          at Final Maturity)
(for each $1,000 Principal
Amount at Final Maturity)
                                              CUSIP: __________________________

     U.S. Bancorp, a Delaware corporation, promises to pay to _________ or registered assigns, on August 6, 2021 the Principal Amount of _________ Dollars ($_________). If the CZARS are converted to Cash Pay CZARS as provided on the other side of this CZARS, the amount due on August 6, 2021 shall be the Restated Principal Amount thereof.

     This CZARS shall not bear periodic interest except as specified on the other side of this instrument. Original Issue Discount shall accrue as specified on the other side of this CZARS. This CZARS is convertible as specified on the other side of this CZARS.

     Additional provisions of this CZARS are set forth on the other side of this CZARS.

     IN WITNESS WHEREOF, U.S. Bancorp has caused this instrument to be duly executed under its corporate seal.

                                         U.S. BANCORP


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         Attest:


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:

[SEAL]

Dated:   ____________, 2001

AUTHENTICATING AGENT'S
   CERTIFICATE OF AUTHENTICATION

This is one of the CZARS
described in the within-
mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
   as Authenticating Agent


By:
     ------------------------------
        Authorized Signatory

                   [FORM OF REVERSE SIDE OF GLOBAL SECURITY]

                                 U.S. BANCORP

            CONTINGENT ZERO-COUPON ACCRETING REDEEMABLE SECURITIES
                      (CONVERTIBLE SENIOR NOTES) DUE 2021

1. INTEREST

     This CZARS shall not bear periodic interest, except as specified in this paragraph and in paragraphs 5 and 11 hereof. If the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration pursuant to Section 5.02 of the Supplemental Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 7 hereof or upon the Final Maturity of this CZARS) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 11 hereof, then in each such case the overdue amount shall bear interest at the rate of 1.5% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, any continued accrual of Original Issue Discount.

     The Original Issue Discount (the difference between the Principal Amount at Final Maturity and the Issue Price of the CZARS) in the period during which a CZARS remains outstanding, shall accrue at 1.5% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this CZARS.

2. METHOD OF PAYMENT

     Subject to the terms and conditions of the Supplemental Indenture, the Company shall make payments in respect of the CZARS to the Persons who are registered Holders of CZARS at the close of business on the Business Day preceding the Redemption Date, Final Maturity or on a Purchase Date or Fundamental Change Purchase Date, as the case may be. Holders must surrender CZARS to a Paying Agent to collect such payments in respect of the CZARS. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3. AUTHENTICATING AGENT, PAYING AGENT, CONVERSION AGENT, BID AGENT AND SECURITY REGISTRAR

     Initially, Salomon Smith Barney Inc. shall act as Bid Agent, and U.S. Bank Trust National Association shall act as Authenticating Agent, Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Bid Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Paying Agent. References to the Trustee in Sections 603 through 607 of the Base Indenture shall be deemed to also refer to any Paying Agent, Conversion Agent, Bid Agent and Security Registrar. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

4. INDENTURE

     The Company issued the CZARS under the Indenture (the "Base Indenture"), dated as of October 1, 1991 as supplemented by the Supplemental Indenture, dated as of August 6, 2001 (the "Supplemental Indenture", and, together with the Base Indenture, the "Indenture"), between U.S. Bancorp, as successor to First Bank System, Inc., and Citibank, N.A. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

     Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the CZARS and the terms upon which the CZARS are to be authenticated and delivered. The terms, conditions and provisions of the CZARS are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in the CZARS.

     The CZARS are general unsecured obligations of the Company limited to $1,483,179,000 aggregate Principal Amount at Final Maturity (subject to increase without any further action by up to $222,476,000 if, and to the extent that, the overallotment granted under the Purchase Agreement between the Company and Salomon Smith Barney Inc. and U.S. Bancorp Piper Jaffray Inc. dated as of July 30, 2001 is exercised).

5. CONTINGENT INTEREST

     Subject to the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from August 6 to February 5 and from February 6 to August 5, commencing with the Contingent Interest Period, beginning August 6, 2003, if the average of the CZARS Prices for the Applicable Five-Trading-Day Period with respect to such Contingent Interest Period equals 120% or more of the Accreted Value on the trading day immediately preceding the first day of the relevant Contingent Interest Period.

     The amount of contingent interest payable per $1,000 original Principal Amount at Final Maturity hereof in respect of any Contingent Interest Period shall equal the greater of (x) Cash Dividends paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the number of shares of Common Stock into which $1,000 original Principal Amount at Final Maturity hereof is convertible pursuant to paragraph 10 hereof as of the accrual date for such contingent interest or (y) 0.1757% of the CZARS Accreted Value.

     Contingent interest, if any, will accrue and be payable to Holders as of the record date for the related Cash Dividend or, if no Cash Dividend is paid by the Company during any quarter within a Contingent Interest Period, to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the payment date of the related Cash Dividend or, if no Cash Dividend is paid by the Company during any quarter within a Contingent Interest Period, on the last day of the relevant Contingent Interest Period. Pursuant to the foregoing provisions, in any Contingent Interest Period, in which contingent interest is payable, the Company shall: (a) upon the first payment date for a Cash Dividend falling within such Contingent Interest Period pay the Cash Dividend paid by the Company per share of Common Stock upon such date multiplied by the number of shares of Common Stock into which $1,000 original Principal Amount at Final Maturity thereof is convertible pursuant to paragraph 10 hereof as of such date; (b) upon any subsequent payment date for a Cash Dividend falling within such Contingent Interest Period, or if no other subsequent payment date for a Cash Dividend falls within such Contingent Interest Period, on the last day of such period, pay the greater of (x) the subsequent Cash Dividend paid by the Company per share of Common Stock upon such date multiplied by the number of shares of Common Stock into which $1,000 original Principal Amount at Final Maturity thereof is convertible pursuant to paragraph 10 hereof as of such date or (y) 0.1757% of the CZARS Accreted Value minus the amounts previously paid in respect of such CZARS pursuant to clause (a) during such Contingent Interest Period and (c) if no payment date for a Cash Dividend falls within such Contingent Interest Period, on the last date of such period, pay 0.1757% of the CZARS Accreted Value. Original Issue Discount will continue to accrue at 1.5% per annum whether or not contingent interest is paid.

     "Applicable Five-Trading-Day Period" means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Applicable Five-Trading-Day Period" means, with respect to such Contingent Interest Period, the five trading days ending on the second trading day immediately preceding such record date.

     "Cash Dividends" means all cash dividends on the Company's Common Stock (whether regular, periodic, extraordinary, special, nonrecurring or otherwise) as declared by the Company's Board of Directors.

     "CZARS Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 original Principal Amount at Final Maturity obtained by the Bid Agent for $10 million original Principal Amount at Final Maturity of CZARS at approximately 4:00 p.m. (New York City time) on such determination date from three recognized securities dealers in the City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the CZARS as of such determination date, then the CZARS Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 2.07(1), 2.07(2) or 2.07(3) (subject to the conditions set forth in Sections 2.08(1) and 2.08(2)) of the Supplemental Indenture.

     Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site at www.usbank.com (or any successor thereto).

6. REDEMPTION AT THE OPTION OF THE COMPANY

     No sinking fund is provided for the CZARS. Prior to August 6, 2003, the CZARS will not be redeemable at the Company's option. Beginning on August 6, 2003, the Company, at its option, may redeem the CZARS for cash at any time as a whole, or from time to time in part, at a Redemption Price equal (except as provided in the penultimate paragraph of this Section 6) to the Accreted Value, plus accrued and unpaid contingent interest, if any.

     The table below shows what the Accreted Value of a note would be on August 6, 2003 and at specified dates thereafter prior to maturity and at maturity on August 6, 2021. The Accreted Value, in dollars, of a note of $1,000 principal amount at maturity redeemed between such dates would include an additional amount reflecting the increase in Accreted Value since the next preceding date in the table calculated in accordance with Section 1.

                                                              Redemption Price
Redemption Date    Issue Price(1)    Accrued OID at 1.5%(2)        (1+2)
---------------    --------------    ----------------------   ----------------

August 6, 2003 ...    741.65                22.50                 764.15
August 6, 2004 ...    741.65                34.01                 775.66
August 6, 2005 ...    741.65                45.68                 787.33
August 6, 2006 ...    741.65                57.54                 799.19
August 6, 2007 ...    741.65                69.57                 811.22
August 6, 2008 ...    741.65                81.79                 823.44
August 6, 2009 ...    741.65                94.18                 835.83
August 6, 2010 ...    741.65               106.77                 848.42
August 6, 2011 ...    741.65               119.54                 861.19
August 6, 2012 ...    741.65               132.51                 874.16
August 6, 2013 ...    741.65               145.67                 887.32
August 6, 2014 ...    741.65               159.03                 900.68
August 6, 2015 ...    741.65               172.59                 914.24
August 6, 2016 ...    741.65               186.36                 928.01
August 6, 2017 ...    741.65               200.33                 941.98
August 6, 2018 ...    741.65               214.51                 956.16
August 6, 2019 ...    741.65               228.91                 970.56
August 6, 2020 ...    741.65               243.52                 985.17
August 6, 2021 ...    741.65               258.35                1000.00

                  If the CZARS are converted to Cash Pay CZARS following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date.

                  With respect to all CZARS or portions thereof to be redeemed as of a Redemption Date, the Holders of such CZARS (or portions thereof) shall be entitled, without duplication, to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash on the Redemption Date.

7. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

     (a) Subject to the terms and conditions of the Indenture, a Holder of CZARS shall have the option to require the Company to purchase the CZARS held by such Holder on the following Purchase Dates and, except as provided in clause (b) below, at the following Purchase Prices per $1,000 Principal Amount at Final Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 30 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date and upon delivery of the CZARS to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Prices shall be paid in cash.

Purchase Date                                        Purchase Price1
-------------                                        --------------

August 6, 2002                                          $752.82
August 6, 2003                                           764.15
August 6, 2004                                           775.66
August 6, 2006                                           799.19
August 6, 2008                                           823.44
August 6, 2011                                           861.19
August 6, 2016                                           928.01
---------------
1   In each case, plus accrued and unpaid interest, if any.

CZARS in denominations larger than $1,000 of Principal Amount at Final Maturity may be purchased in part, but only in multiples of $1,000 of Principal Amount at Final Maturity.

     (b) If prior to a Purchase Date this CZARS has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

     (c) If a Fundamental Change shall occur at any time prior to August 6, 2003, each Holder of CZARS shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase such Holder's CZARS on the Business Day that is 35 days (subject to extension to comply with applicable law) after the date of the Fundamental Change for a Fundamental Change Purchase Price equal to the sum of the Accreted Value of the CZARS on the Fundamental Change Purchase Date plus accrued and unpaid interest, including contingent interest, which sum shall be paid in cash. CZARS in denominations larger than $1,000 of Principal Amount at Final Maturity may be redeemed in part in connection with a Fundamental Change, but only in multiples of $1,000 of Principal Amount at Final Maturity.

     As part of the Fundamental Change Purchase Price payable with respect to all CZARS or portions thereof to be redeemed as of a Fundamental Change Purchase Date, the Holders of such CZARS (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash on the Fundamental Change Purchase Date.

     (d) The Purchase Price or Fundamental Change Purchase Price, as the case may be, shall be paid in cash promptly following the later of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, and the time of delivery of such CZARS to the Paying Agent pursuant to the Indenture.

     (e) Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

     (f) If cash sufficient to pay a Fundamental Change Purchase Price or cash sufficient to pay a Purchase Price, as the case may be, of all CZARS or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, Original Issue Discount and interest (including contingent interest), if any, ceases to accrue on such CZARS (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender or such CZARS).

8. NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

     Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of CZARS to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all CZARS (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such CZARS or portions thereof. CZARS in denominations larger than $1,000 original Principal Amount at Final Maturity may be redeemed in part but only in multiples of $1,000 original Principal Amount at Final Maturity.

9. RANKING

     The CZARS shall be direct senior obligations of the Company and shall rank equally in right of payment with all other unsecured senior indebtedness of the Company.

10. CONVERSION

     Subject to the next two succeeding sentences and the procedures set forth in the Indenture, a Holder of a CZARS may convert CZARS for Common Stock of the Company at any time on or before the close of business on August 6, 2021 if at least one of the following conditions is satisfied on the Conversion
Date:

     (a) the average of the Sale Prices for the Common Stock for the 20 Trading Days immediately prior to the Conversion Date equals or exceeds the applicable Specified Percentage of the Accreted Value on the Conversion Date, divided by the Conversion Rate;

     (b) the credit ratings assigned to the CZARS by any two of Moody's Investors Service, Inc., Standard & Poor's Ratings Services or Fitch IBCA Duff & Phelps are below Baa 1, BBB and BBB+, respectively;

     (c) the CZARS no longer are assigned credit ratings by any two of Moody's Investors Services, Inc., Standard & Poor's Ratings Services for Fitch IBCA Duff & Phelps;

     (d) the CZARS have been called for redemption by the Company, at any time prior to the close of business on the Redemption Date;

     (e) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender CZARS for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

     (f) the Company elects to (i) distribute to all Holders of Common Stock assets, debt, securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the Sale Price of the Common Stock on the day preceding the declaration date for such distribution or (ii) distribute to all Holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the Sale Price at the time of such distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders of CZARS at least 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their CZARS for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place.

     A CZARS in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such CZARS or to purchase such CZARS in the event of a Fundamental Change may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 24.1430 shares of Common Stock per $1,000 original Principal Amount at Final Maturity, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

     In the event the Company exercises its option pursuant to Section 2.09 of the Indenture to have interest in lieu of Original Issue Discount accrue on the CZARS following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock or other property that such Holder would have received if the Company had not exercised such option.

     If the Company exercises such option or is required to pay contingent interest, CZARS surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such

Interest Payment Date (to be redeemed on a date within this period or on such Interest Payment Date) must be accompanied by payment of an amount equal to the contingent interest or interest thereon that the registered Holder is to receive. Except where CZARS surrendered for conversion must be accompanied by payment as described above, no contingent interest or interest on converted CZARS will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

     To convert this CZARS a Holder must (1) complete and manually sign the conversion notice on the back of this CZARS (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender this CZARS to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

     A Holder may convert a portion of this CZARS only if the original Principal Amount at Final Maturity of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this CZARS, that portion of accrued Original Issue Discount (or, interest, if the Company has exercised its option provided for in paragraph 11 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 11 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date and (except as provided below) accrued contingent interest with respect to the converted portion of this CZARS shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this CZARS being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 11 hereof) accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

11. TAX EVENT

     (a) From and after the Tax Event Date, at the option of the Company, cash interest in lieu of future Original Issue Discount shall accrue after the Option Exercise Date at the rate of 1.5% per annum on the Restated Principal Amount which shall be equal to the Accreted Value on the Option Exercise Date and shall be payable in cash semiannually on each Interest Payment Date to holders of record at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 30 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of their exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the CZARS. From and after the Option Exercise Date, the Company shall be obligated to pay at Final Maturity or upon a Redemption Date, Purchase Date or Fundamental Change Purchase Date the Restated Principal Amount thereof plus accrued and unpaid interest (including contingent interest).

     (b) Interest on any CZARS that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that CZARS is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any CZARS shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

12. DEFAULTED INTEREST

     Except as otherwise specified with respect to the CZARS, any Defaulted Interest on any CZARS shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.11(3)(b) of the Supplemental Indenture.

13. DENOMINATIONS; TRANSFER; EXCHANGE

     The CZARS are in registered form, without coupons, in denominations of $1,000 of original Principal Amount at Final Maturity and multiplies of $1,000. A Holder may transfer or convert CZARS in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any CZARS selected for redemption (except, in the case of a CZARS to be redeemed in part, the portion of the CZARS not to be redeemed) or any CZARS in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a CZARS to be purchased in part, the portion of the CZARS not to be purchased) or any CZARS for a period of 15 days before any selection of CZARS to be redeemed.

14. PERSONS DEEMED OWNERS

     The registered Holder of this CZARS may be treated as the owner of this CZARS for all purposes.

15. UNCLAIMED MONEY OR PROPERTY

     The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the CZARS that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

16. AMENDMENT; WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the CZARS may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the CZARS at the time outstanding and (ii) certain defaults or noncompliance with certain provisions, may be waived with the written consent of the Holders of a majority in aggregate principal amount of the CZARS at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the CZARS in certain respects.

17. DEFAULTS AND REMEDIES

     If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the CZARS at the time outstanding, may declare the Accreted Value and any accrued and unpaid interest, of all the CZARS to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the CZARS being declared due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Indenture or the CZARS except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the CZARS unless it receives reasonable indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate original Principal Amount at Final Maturity of the CZARS at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of certain amounts as specified in the Indenture) if it determines that withholding notice is in their interests.

18. TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

     The Trustee, Paying Agent, Conversion Agent, Bid Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of CZARS and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent, Bid Agent or Security Registrar.

19. NO RECOURSE AGAINST OTHERS

     A director, officer or employee, as such, of the Company or any subsidiary of the Company or any stockholder as such, of the Company shall not have any liability for any obligations of the Company under the CZARS or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a CZARS, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the CZARS.

20. AUTHENTICATION

     This CZARS shall not be valid until an authorized officer of the Trustee or Authenticating Agent manually signs the Certificate of Authentication on the other side of this CZARS.

21. ABBREVIATIONS

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22. GOVERNING LAW

     The CZARS shall be governed by and construed in accordance with the laws of the State of New York.

     The Company shall furnish to any Holder upon written request and without charge a copy of the indenture which has in it the text of this CZARS in larger type. Requests may be made to:

     U.S. Bancorp
     601 Second Avenue South
     Minneapolis, Minnesota 55402-4302
     Attn: Legal Department

                           FORM OF CONVERSION NOTICE

To: U.S. Bancorp

     The undersigned registered holder of this CZARS hereby exercises the option to convert this CZARS, or portion hereof (which is $1,000 original Principal Amount at Final Maturity or a multiple thereof) designated below, for shares of Common Stock of U.S. Bancorp in accordance with the terms of the Indenture referred to in the CZARS, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any CZARS representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this CZARS not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. The undersigned may withdraw this notice in accordance with Section 2.05(1) of the Supplemental Indenture.

Dated:
                                               -----------------------------
                                               -----------------------------
                                               Signature(s)

Fill in for registration of shares if
to be delivered, and CZARS if to
be issued other than to and in the
name of registered holder:

-----------------------------------        Principal Amount at Final Maturity
(Name)                                     to be purchased (if less than all):

-----------------------------------        $_,000
(Street Address)

-----------------------------------        Social Security or Other Taxpayer
(City, state and zip code)                 Number

Please print name and address

                  FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: U.S. Bancorp

     The undersigned registered holder of this CZARS hereby acknowledges receipt of a notice from U.S. Bancorp (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this CZARS, or the portion hereof (which is $1,000 original Principal Amount at Final Maturity or a multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in the CZARS and directs that the check in payment for this CZARS or the portion thereof and any CZARS representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this CZARS not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
                                                      ----------------------
                                                           Signature(s)

Fill in for registration of shares if to be delivered, and CZARS if to be issued other than to and in the name of registered holder:

------------------------------
(Name)

------------------------------
(Street Address)

------------------------------
(City, state and zip code)

Please print name and address
                                            Principal Amount at Final Maturity
                                            to be purchased (if less than all):
                                            $_,000

                                            Social Security or Other Taxpayer
                                            Number

                                ASSIGNMENT FORM

     For value received _________ hereby sell(s), assign(s) and transfer(s) unto _________ (Please insert social security or other Taxpayer Identification Number of assignee) the within CZARS, and hereby irrevocably constitutes and appoints _________ attorney to transfer the said CZARS on the books of the Company, with full power of substitution in the premises.

Dated:
                                            ---------------------------------
                                                      Signature(s)

                                            Signature(s) must be guaranteed by
                                            a commercial bank or trust
                                            company or a member firm of a
                                            major stock exchange if shares of
                                            Common Stock are to be issued, or
                                            CZARS to be delivered, other than
                                            to or in the name of the registered
                                            holder.


                                           ----------------------------------
                                                 Signature Guarantee



NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the CZARS in every particular without alteration or enlargement or any change whatever.

                                                                   EXHIBIT B


                    FORM OF RESTRICTED COMMON STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A UNITED STATES PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF;
(B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN UNITED STATES PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT. ON EACH DAY FROM AND INCLUDING THE DATE OF ITS ACQUISITION OF COMMON STOCK THROUGH AND INCLUDING THE DATE OF ITS DISPOSITION OF SUCH COMMON STOCK, THE HOLDER IS DEEMED TO REPRESENT THAT ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH COMMON STOCK DOES NOT AND WILL NOT CONSTITUTE (X) A NON-EXEMPT PROHIBITED TRANSACTION UNDER THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR (Y) A VIOLATION OF ANY LOCAL, STATE, FEDERAL OR OTHER LAWS

THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND
THE CODE.

                                                                    EXHIBIT C


                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                          OF RESTRICTED COMMON STOCK

   (Transfers pursuant to Section 2.08(11)(b) of the Supplemental Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

       Re: U.S. Bancorp Contingent Zero-Coupon Accreting Redeemable SecuritiesSM (Convertible Senior Notes) (the "CZARS") Due 2021

     Reference is hereby made to the Supplemental Indenture, dated as of August 6, 2001, to the Indenture, dated as of October 1, 1991, between U.S. Bancorp (the "Company"), a Delaware corporation, as successor to First Bank System, Inc., and Citibank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of CZARS and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

     In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

     CHECK ONE BOX BELOW

     (1) /_/  to the Company; or

     (2) /_/ pursuant to and in compliance with Regulation S under the Securities Act of 1933 in off-shore transactions to non-U.S. Persons; or

     (3) /_/ pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

     Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                [Name of Transferor],


                                                By
                                                   --------------------
                                                   Name:
                                                   Title:

Dated:

                                                                   EXHIBIT D


                          PROJECTED PAYMENT SCHEDULE*
                          --------------------------

     Semi-Annual Period Ending                  Projected Payment Per CZARS

     October 16, 2001                                       0
     January 16, 2002                                       0
     April 16, 2002                                         0
     July 16, 2002                                          0
     October 16, 2002                                       0
     January 16, 2003                                       0
     April 16, 2003                                         0
     July 16, 2003                                          0
     October 16, 2003                                       0
     January 16, 2004                                       0
     April 16, 2004                                         0
     July 16, 2004                                          0
     October 16, 2004                                       0
     January 16, 2005                                       0
     April 16, 2005                                         0
     July 16, 2005                                          0
     October 16, 2005                                       0
     January 16, 2006                                       0
     April 16,2006                                          0
     July 16, 2006                                          0
     October 16, 2006                                       0
     January 16, 2007                                       0
     April 16, 2007                                         0
     July 16, 2007                                          0
     October 16, 2007                                       0
     January 16, 2008                                       0
     April 16, 2008                                         0
     July 16, 2008                                          0
     October 16, 2008                                       0
     January 16, 2009                                       0
     April 16, 2009                                       4.53
     July 16, 2009                                        4.53
     October 16, 2009                                     4.53
     January 16, 2010                                     4.53
     April 16, 2010                                       4.53
     July 16, 2010                                        4.53
     October 16, 2010                                     4.53
     January 16, 2011                                     4.53
     April 16, 2011                                       4.53

     Semi-Annual Period Ending                  Projected Payment Per CZARS

     July 16, 2011                                        4.53
     October 16, 2011                                     4.53
     January 16, 2012                                     4.53
     April 16, 2012                                       4.53
     July 16, 2012                                        4.53
     October 16, 2012                                     4.53
     January 16, 2013                                     4.53
     April 16, 2013                                       4.53
     July 16, 2013                                        4.53
     October 16, 2013                                     4.53
     January 16, 2014                                     4.53
     April 16, 2014                                       4.53
     July 16, 2014                                        4.53
     October 16, 2014                                     4.53
     January 16, 2015                                     4.53
     April 16, 2015                                       4.53
     July 16, 2015                                        4.53
     October 16, 2015                                     4.53
     January 16, 2016                                     4.53
     April 16, 2016                                       4.53
     July 16, 2016                                        4.53
     October 16, 2016                                     4.53
     January 16, 2017                                     4.53
     April 16, 2017                                       4.53
     July 16, 2017                                        4.53
     October 16, 2017                                     4.53
     January 16, 2018                                     4.53
     April 16, 2018                                       4.53
     July 16, 2018                                        4.53
     October 16, 2018                                     4.53
     January 16, 2019                                     4.53
     April 16, 2019                                       4.53
     July 16, 2019                                        4.53
     October 16, 2019                                     4.53
     January 16, 2020                                     4.53
     April 16,2020                                        4.53
     July 16, 2020                                        4.53
     October 16,2020                                      4.53
     January 16, 2021                                     4.53
     April 16, 2021                                       4.53
     July 16, 2021                                        4.53
     August 6, 2021                                   2,599.78

* The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the CZARS for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the CZARS.


                                      D-3